Exhibit 10.1

409A Amendment
to the
Temecula Valley Bank
Executive Deferred Compensation Agreement for
Martin E. Plourd

Temecula Valley Bank (“Company”) and Martin E. Plourd (“Executive”) originally entered into the Temecula Valley Bank Executive Deferred Compensation Agreement (“Agreement”) on July 27, 2005. Pursuant to Article 9 of the Agreement, the Company and the Executive hereby adopt this 409A Amendment, effective July 27, 2005.

RECITALS

This Amendment is intended to bring the Agreement into compliance with the requirements of Internal Revenue Code Section 409A. Accordingly, the intent of the parties hereto is that the Agreement shall be operated and interpreted consistent with the requirements of Section 409A. In addition, the Agreement has been modified to provide for distribution upon only two events (Separation from Service and death before Separation from Service). Therefore, the following changes shall be made:

1.	Section 1.1, “Change of Control,” shall be deleted in its entirety and Section 1.1 shall intentionally be left blank.

2.	Section 1.6, “Disability,” shall be deleted in its entirety and Section 1.6 shall intentionally be left blank.

3.	Section 1.7, “Early Termination,” shall be deleted in its entirety and Section 1.7 shall intentionally be left blank.

4.	Section 1.10, “Normal Retirement Age,” shall be deleted in its entirety and Section 1.10 shall intentionally be left blank.

5.	The following provision regarding “Separation from Service” distributions shall be added as a new Section 1.13 under Article 1, as follows:

Separation from Service:

Notwithstanding anything to the contrary in this Agreement, to the extent that any benefit under this Agreement is payable upon a “Termination of Employment,” “Termination of Service,” or other event involving the Executive’s cessation of services, such payment(s) shall not be made unless such event constitutes a “Separation from Service” as defined in Treasury Regulations Section 1.409A-1(h).

6.	Section 2.2, “Subsequent Deferral Elections,” shall be deleted in its entirety and replaced with the following Section 2.2:

Deferral Elections – In General:

In any Plan Year during which Executive defers compensation (as defined herein), Executive shall file a Deferral Election Form for any compensation deferred. Such form shall be filed with the Plan Administrator no later than the close of the Executive’s taxable year next preceding the service year, and such election is effective only to defer compensation that has not yet been earned by the Executive at the time of the election.

A deferral election submitted for a particular year may continue to be valid for succeeding years until changed or modified. Deferral elections, once made, however, are irrevocable as of the last permissible date on which such deferral elections may be made.

Initial Deferral Election(s):

Upon notification of eligibility in this Agreement during the initial Plan Year, and if Executive elects to defer compensation, Executive shall deliver to the Plan Administrator:

(a)	a Deferral Election Form, signed and dated;

(b)	a Beneficiary Form, signed and dated.

Executive shall deliver such forms to the Plan Administrator within thirty (30) days of notification of eligibility, and shall set forth on the forms the amount of compensation to be deferred.

Subsequent Changes to Time and Form of Payment:

The Company may permit a subsequent change to form and timing of payments (a “subsequent deferral election”). Any such change shall be considered made only when it becomes irrevocable under the terms of the Agreement. Any subsequent deferral election will be considered irrevocable not later than thirty (30) days following acceptance of the change by the Plan Administrator, subject to the following rules:

(1)	the subsequent deferral election may not take effect until at least twelve (12) months after the date on which the election is made;
(2)
the payment (except in the case of death, disability, or unforeseeable emergency) upon which the subsequent deferral election is made is deferred for a period of not less than five years from the date such payment would otherwise have been paid; and

(3)	in the case of a payment made at a specified time, the election must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

7.	A new Section 2.3 shall be added as follows:

Hardship.  Upon the occurrence of an “unforeseeable emergency” as that term is defined in Treasury Regulation § 1.409A-3(i)(3), the Company may reduce deferrals under this Agreement to the extent that such action is permitted by said Regulation.

8.	Section 3.1.2 shall be amended as follows:

a.	all references to “ten percent (10%)” shall be deleted and replaced with the words “five percent (5%)”.
b.
The following sentence shall be appended to Section 3.1.2: “Notwithstanding anything to the contrary herein, the Company may, in its sole discretion, adjust the interest rate specified herein on an annual basis upon the recommendation of the CEO or CFO. Any such adjustment shall take into consideration all relevant factors, including performance of the Company’s BOLI portfolio.”

Sections 4.1 through 4.5 shall be deleted in their entirety and replaced with the following new Sections 4.1 through 4.3, as follows:

9.	Section 4.1 through 4.4 shall be deleted in their entirety and replaced with the following Section, which shall read as follows:
a.
4.1 Separation from Service.  Upon Executive’s Separation from Service from the Company at any time, the Company shall pay the Executive the benefit described in this Section in lieu of any other benefit under this Agreement:

4.1.1	Amount of Benefit. The benefit under this Section 4.1 is an amount equal to the Executive’s Deferral Account balance.
4.1.2
Form and Timing of Payment.  The Company shall pay the benefit under this Section 4.1 to the Executive in a single lump sum ninety (90) days following Executive’s Separation from Service, subject to terms of Section 4.3.

10.	Section 4.5 shall be deleted in its entirety and replaced with the following Section 4.2:

4.2           Unforeseeable Emergency.  Upon the occurrence of an “unforeseeable emergency” as that term is defined in Treasury Regulation § 1.409A-3(i)(3), the Company may make any distributions to the Executive authorized by and in accordance with said Treasury Regulation.

11.	A new Section 4.3 shall be added as follows:

4.3           Restriction on Timing of Distribution.  Notwithstanding any provision of this Agreement to the contrary, distributions under this Agreement may not commence earlier than six (6) months after the date of a Separation from Service (as described under the “Separation from Service” provision herein) if, pursuant to Internal Revenue Code Section 409A, the participant hereto is considered a “specified employee” (under Internal Revenue Code Section 416(i)) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise. In the event a distribution is delayed pursuant to this Section, the originally scheduled distribution shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service. If payments are scheduled to be made in installments, the first six (6) months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule. If payment is scheduled to be made in a lump sum, the lump sum payment shall be delayed for six (6) months and instead be made on the first day of the seventh month.

12.	A new Section 10.11 shall be added as follows:

10.11                      Certain Accelerated Payments.  The Bank may make any accelerated distribution permissible under Treasury Regulation 1.409A-3(j)(4) to the Executive of deferred amounts, provided that such distribution(s) meets the requirements of Section 1.409A-3(j)(4).

Therefore, the foregoing changes are agreed to.

/s/ DONALD A. PITCHER, EVP/CFO	/s/ MARTIN E. PLOURD
For the Company	Martin E. Plourd

Date 12-19-2008	Date 12/19/08

Base Salary Election for Plan Year   2009

Amount of Deferral
[initial and complete one] _____ I elect to defer [option: ______% or $______] of my base salary (amount not to exceed 80%). __X__ I elect not to defer any of my base salary.

Printed Name:                         Martin Plourd
Signature:                                /s/ MARTIN PLOURD
Date:                                       12/19/08

Received by the Plan Administrator this 19 day of December, 2008.

By:           /s/ DONALD A. PITCHER

Title:       EVP/CFO

Bonus Election for Plan Year   2009

Amount of Deferral
[initial and complete one] _____ I elect to defer [option: ______% or $______] of my bonus (amount not to exceed 100%). __X__ I elect not to defer any of my bonus, if any.

Printed Name:                         Martin Plourd
Signature:                                /s/ MARTIN PLOURD
Date:                                      12/19/08

Received by the Plan Administrator this 19th day of December, 2008.

By:           /s/ JANICE STEWART

{   }           New Designation
{   }           Change in Designation

I, __________________________________, designate the following as Beneficiary under the Plan:

Primary: ________________________________________________________ ________________________________________________________	_______% _______%
Contingent: ________________________________________________________ ________________________________________________________	_______% _______%

Notes:
•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.
•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
•	To name your estate as Beneficiary, please write “Estate of [your name] ”.
•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.

Name:                           ___________________________________

Signature:                      ___________________________________                                                                                     Date:                      ____________

SPOUSAL CONSENT (Required if Spouse not named Beneficiary):

I consent to the Beneficiary designation above, and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:   _____________________________________

Signature:    ________________________________________      Date:  ________________

Received by the Plan Administrator this _______ day of ___________________, 2______

By:           ________________________________

Title:       ________________________________

8-K DISCLOSURE NOTICE

Institutions subject to SEC regulation may be required to disclose certain information regarding this amendment within four days following implementation of this or any other executive or director compensation program. Institutions should consult with SEC counsel as to applicability of this requirement to this amendment.

IMPORTANT NOTICE ABOUT THE PRACTICE OF LAW AND ACCOUNTING

Nothing in this document should be construed as tax, legal, or accounting advice. Renaissance Bank Advisors does not practice law or accounting. The attached 409A Amendment contains recommended changes intended to facilitate discussion between you and your legal and/or tax advisor. RBA strongly recommends that you seek review by outside counsel before signing this amendment.